UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                      March 13, 2006

HILTON HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	I-3427	36-2058176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9336 Civic Center Drive, Beverly Hills, CA		90210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 278-4321

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 10, 2006, Hilton U.K. Hotels Limited (the “Employer”), a wholly owned subsidiary of Hilton Hotels Corporation (“Hilton”), entered into an employment agreement with Ian R. Carter (the “Employment Agreement”). The Employment Agreement provides that Mr. Carter will serve as Chief Executive Officer of Hilton International Co., a wholly owned subsidiary of Hilton, and as an Executive Vice President of Hilton. The Employment Agreement provides that Mr. Carter will report to the President and Chief Operating Officer of Hilton and his principal business location will be the Hilton International headquarters at Maple Court, Watford, United Kingdom. The Employment Agreement will terminate on the last day of the month during which Mr. Carter attains the age of 65, unless it is earlier terminated by reason of Mr. Carter’s death, disability, for cause, or the service of notice by either party. The Employment Agreement is terminable by either Mr. Carter or the Employer upon not less than 12 months’ notice, or by the Employer by making a payment to Mr. Carter in lieu of notice equal to his annual salary, annual minimum bonus and other benefits, which may not in the aggregate exceed the limit on Severance Benefits contained in Hilton’s Corporate Governance Guidelines.

The Employment Agreement provides for (i) a one-time cash signing bonus of £282,486 and (ii) acknowledges Mr. Carter's previously earned right to a transaction closing cash award of £4,745,763, of which Mr. Carter will be due £847,458 by March 23, 2006, with the balance payable in three annual payments of £1,299,435 in February 2007, 2008 and 2009, irrespective of any continuing employment at the time each cash payment is due.  The Employment Agreement establishes a minimum annual base salary for Mr. Carter of £415,254 with annual salary reviews and an annual performance related bonus opportunity of between 60% and 90% of base salary for the fiscal year.  Mr. Carter is eligible under the Employment Agreement for equity based awards under Hilton’s equity plans to at least the same extent as other comparable executives of the Employer and Hilton.  The Employment Agreement provides that, subject to approval of Hilton’s Board of Directors, Mr. Carter will be granted 25,000 restricted stock units, 25,000 performance units and 125,000 shares of restricted stock, which are convertible into shares of Hilton’s common stock on a one-for-one basis, under the terms of Hilton’s 2004 Omnibus Equity Compensation Plan (the “Equity Plan”).  For grants in 2006, the restricted stock units will vest in equal annual installments in January of each of the next four years and the performance units will vest in full on January 5, 2009, if specified performance goals established by Hilton’s Compensation Committee with respect to all 2006 performance grants under the Equity Plan are met.  The performance units will be converted into a number of shares equal to between 0% to 150% of the target depending upon the level of achievement of performance goals established by the Compensation Committee. The 2006 grant of 125,000 shares of restricted stock will vest according to the following schedule: (i) 12,500 shares in 2007; (ii) 25,000 shares in 2008; (iii) 37,500 shares in 2009; and (iv) 50,000 shares in 2010.

The Employment Agreement is governed by English law and includes covenants protecting the confidential information, intellectual property and competitive interests of Hilton and its subsidiaries. The Employment Agreement resulted from arms length negotiations between Hilton and the Employee.

The description of the Employment Agreement set forth above is qualified in its entirety by the Employment Agreement filed in this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit

	Exhibit 10.1	Employment Agreement, dated as of March 10, 2006, between Hilton U.K. Hotels Limited and Ian R. Carter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 13, 2006

HILTON HOTELS CORPORATION

By:	/s/ Madeleine A. Kleiner
Madeleine A. Kleiner
Executive Vice President and General Counsel